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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the America Service Group Inc. Registration Statement (Form S-8) pertaining to the Richard D. Wright Incentive Stock Plan for 100,000 shares of common stock, of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP






Nashville, Tennessee
January 8, 2002